UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2012

AGENT155 MEDIA CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-53871

(Commission File Number)

98-0508360

(IRS Employer Identification No.)

1555 California St., Suite #309, Denver, Colorado 80202

(Address of principal executive offices and Zip Code)

(646) 770-5518

Registrant's telephone number, including area code

FRESHWATER TECHNOLOGIES INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On February 22, 2012, we entered into a Subscription and Private Stock Placement Agreement with Binh Thanh Thi Nguyen for the private purchase of 4,000,000 restricted shares of common stock of our company at a price 0.005 cents per share.

On February 22, 2012, we entered into a Subscription and Private Stock Placement Agreement with Phuongle Pham for the private purchase of 4,000,000 restricted shares of common stock of our company at a price 0.005 cents per share.

On February 22, 2012, we entered into a Subscription and Private Stock Placement Agreement with Linh Chi T Vo for the private purchase of 2,000,000 restricted shares of common stock of our company at a price 0.005 cents per share.

On February 15, 2012, we entered into an Agreement with M&B Capital Services Ltd. whereby M&B Capital Services Ltd agreed to provide investor relations and corporate marketing and communications services to our company for a period of 6 months in consideration for the issuance on February 27, 2012 of 5,000,000 restricted shares of common stock of our company.

These issuances brought the total number of issued and outstanding shares of the company to 152,116,362.

These issuances of our shares were made pursuant to the exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “Act”), provided by Section 4(2) of the Act and by Rule 506 of Regulation D promulgated thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGENT155 MEDIA CORP.

/s/ Christopher J Martinez

_________________________________

Christopher J Martinez

President, CEO and director

Date:  March 1, 2012